Exhibit 23

CONSENT OF INDEPENDENT GEOLOGIST

I hereby consent to the incorporation by reference in Annual Report for the year ended December 31, 2004 on Form 10-KSB of  Uranium Resources, Inc.  and its subsidiaries of information contained in my summary reserve report dated March 29, 2004.

/s/ Richard F. Douglas
	By:	Richard F. Douglas

Lakewood, Colorado
March 30, 2005